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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-14843) pertaining to the Amended and Restated Inference Corporation 1993 Stock Option Plan, (Form S-8 No. 333-01416) pertaining to the Amended and Restated Inference Corporation 1993 Stock Option Plan, Fourth Amended and Restated Inference Corporation Incentive Stock Option Plan and Inference Corporation Nonstatutory Stock Option Plan and Stock Option Agreements, and (Form S-8 No. 333-08451) pertaining to the Inference Corporation Employee Stock Purchase Plan of our report dated February 20, 1998, with respect to the consolidated financial statements of Inference Corporation included in the Annual Report (Form 10-K) for the year ended January 31, 1998.



                                                               ERNST & YOUNG LLP

Sacramento, California
April 28, 1998